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                                                                EXHIBIT 1


                        OMEGA HEALTHCARE INVESTORS, INC.

                                2,000,000 Shares
                   9.25% Series A Cumulative Preferred Stock

                                $1.00 Par Value

                             UNDERWRITING AGREEMENT

                                 April 24, 1997

A.G. EDWARDS & SONS, INC.
As Representative of the several Underwriters
One North Jefferson Avenue
St. Louis, Missouri  63103

          The undersigned, Omega Healthcare Investors, Inc. a Maryland corporation (the "Company"), hereby addresses you as the representative (the "Representative") of each of the persons, firms and corporations listed on
Schedule I hereto (collectively, the "Underwriters") and hereby confirms our agreement with the several Underwriters as follows:

          1. DESCRIPTION OF SHARES. The Company proposes to issue and sell to the Underwriters 2,000,000 shares of its 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share (such 2,000,000 shares of 9.25% Series A Cumulative Preferred Stock herein referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant the right to the Underwriters to purchase up to an additional 300,000 shares of its 9.25% Series A Cumulative Preferred Stock (the "Option Shares"), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

          2. PURCHASE, SALE AND DELIVERY OF FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriters 2,000,000 of the Firm Shares, (b) each such Underwriter agrees, severally and not jointly, (i) to purchase from the Company, pro rata, at a purchase price of $25.00 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

          The Company will deliver definitive certificates for the Firm Shares through the facilities of the Depository Trust Company for the accounts of the Underwriters against payment to the Company by wire transfer (pursuant to wire transfer instructions provided to the Underwriters by the Company), of the aggregate purchase price for the Firm Shares sold by them
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to the several Underwriters, at the offices of Bryan Cave LLP, at 10:00 a.m.,
St. Louis time, on April 29, 1997 or on such other date not later than three full business days thereafter as you and the Company may agree, such date of payment and delivery being herein called the "Closing Date."

          The number of Firm Shares to be purchased by each Underwriter from the Company shall be determined by multiplying 2,000,000 by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule I and the denominator of which is 2,000,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). It is understood that any Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose payment shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

          It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

          3. PURCHASE, SALE AND DELIVERY OF THE OPTION SHARES. The Company hereby grants an option to the Underwriters to purchase from it up to 300,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by the Underwriters in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless all of the Firm Shares previously have been, or simultaneously are, sold and delivered.

          The option is exercisable on behalf of the several Underwriters by you, as Representative, at any time, and from time to time, before the expiration of 30 days from the date of this Agreement, for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 12 hereof (the "Option Notice"), setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be less than two business days after such Option Notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

          The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the aggregate number of Option Shares to be sold pursuant to such Option Notice by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule I and the denominator of which is 2,000,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make).

          You, as Representative, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

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          The Company will deliver definitive certificates for the Option Shares with respect to which the options shall have been exercised through the facilities of the Depository Trust Company for the accounts of the Underwriters against payment by you to the Company by wire transfer (pursuant to wire transfer instructions provided to the Underwriters by the Company) of the per share purchase price times the number of Option Shares purchased by the Underwriters pursuant to the Option Notice. Such payment and delivery shall be made on the date designated in the Option Notice given by you as above provided for, or on such other date as you and the Company may agree, such date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Company shall provide the Underwriters with representations, warranties, opinions and covenants with respect to the Option Shares which are similar in substance to those required to be delivered on the Closing Date with respect to the Firm Shares.

          4.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

              (a) The Company represents and warrants to and agrees with each Underwriter that as of the date hereof:

                   (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has prepared, in conformity with the Act and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), and has filed a registration statement (Registration No. 333-20967) on Form S-3 which has become effective for the registration of up to $150,000,000 aggregate issue price of securities including the Shares. Such registration statement, as declared effective and each amendment thereto declared effective through the date of this Agreement, meets the requirements set forth in Rule 415(a) (1) of the Rules and Regulations and complies in all material respects with such Rule. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Company has filed or will promptly file with the Commission pursuant to Rule 424 of the Rules and Regulations a supplement to the form of prospectus included in such registration statement relating to the Shares and the plan of distribution of the Shares. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules have heretofore been delivered by the Company to you. The term "Registration Statement" as used herein means such registration statement, including financial statements and all exhibits and all documents incorporated by reference therein. The term "Basic Prospectus" mean the prospectus in the form in which it appears in the Registration Statement; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Prospectus." Any preliminary form of the Prospectus which has heretofore been filed pursuant to

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          Rule 424 hereinafter is called the Preliminary Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained", "included," "stated" or "described" in the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in, or deemed to be a part of, the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

                    (ii) The Commission has not issued, and is not to the best knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of:
          (x) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, any such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (y) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (z) the section thereof under the caption "Underwriting."

                    (iii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together and with the other information contained in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material

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          fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (iv) The Company has full right and corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. The filing of the Registration Statement and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company. This Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of
          Section 7 hereof may be limited by applicable law, and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The issue and sale of the Shares by the Company and the performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a violation of the Company's certificate of incorporation or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries under, any statute which is applicable to it, or under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or its subsidiaries is subject, or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or public, regulatory or governmental agency or body having jurisdiction over the Company or its subsidiaries or their properties, other than any such breach, violation, default, lien, charge or encumbrance, as the case may be, which does not materially adversely affect the business of the Company and its subsidiaries taken as a whole. No consent, approval, authorization, order, registration or qualification of or with any court or public, regulatory or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the Rules and Regulations or any state securities laws.

                    (v) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could reasonably be expected to have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. Except as contemplated in the Prospectus, subsequent to the respective

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          dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries taken as a whole have not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change in the financial condition, net worth, business, management, or results of operations of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon, except as are being contested by the Company or its subsidiaries in good faith. All tax liabilities, including those being contested by the Company or its subsidiaries, are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not materially adversely affect the business of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have made all necessary payroll tax payments and are current and up-to-date as of the date of this Agreement to the extent necessary to avoid a material adverse effect on the business of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which could materially adversely affect their business or property taken as a whole.

                    (vi) The Company and its subsidiaries, have good and marketable title to all real property or interests in real property described in the Prospectus under the caption "Properties" (the "Properties") as being owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and interests and do not interfere with the use made and proposed to be made of such property and interests by the Company and its subsidiaries; the Company and its subsidiaries have obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as otherwise described in the Prospectus, (A) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property, and (B) that the instruments securing the Company's and its subsidiaries' real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which do not materially adversely affect the value of such real properties and interests in relation to the Company and its subsidiaries considered as one enterprise; and all leases to which the Company or its subsidiaries is a lessee relating to real property are valid and binding agreements of the Company or a subsidiary and no default exists or is continuing thereunder, and the Company or the subsidiary enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.


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                    (vii)   The Company is organized in conformity with the
          requirements for qualification and as of the date hereof operates, and as of the Closing Date and any Option Closing Date will operate, in a manner that qualifies the Company as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, and will continue to operate in such a manner after consummation of the transactions contemplated by the Prospectus and any Preliminary Prospectus.

                    (viii) The Company's ownership in Principal Healthcare Finance Limited ("PHF") is less than 10% of the issued and outstanding voting stock of PHF. The Company does not have any other voting ownership interest in any other corporation in excess of 9.9% except those corporations meeting the definition of qualified REIT subsidiaries.

                    (ix) Except as described in the Prospectus, there is no action, suit, arbitration, investigation or governmental proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened or involving the properties or business of the Company or any of its subsidiaries which challenges the validity of this Agreement or any action taken or required to be taken by the Company pursuant to or in connection with this Agreement or which could reasonably be expected to materially and adversely affect the financial condition, operation, properties, business or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is a party or is subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency or body which could reasonably be expected to materially and adversely affect their business and property taken as a whole or the Company's ability to consummate the transactions contemplated herein. There are no contracts or documents to which the Company or any of its subsidiaries is a party which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated by reference therein; the contracts and documents to which the Company or any of its subsidiaries is a party which are so described in the Registration Statement are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or default under any of such contracts to a material extent.

                    (x) The Company has duly and validly authorized capital stock as described in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding any options to purchase or any preemptive rights or other rights to subscribe or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights,

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          convertible securities or obligations.  The Company's stock option plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately presents in all material respects the information required to be shown with respect to such warrants, plans, options and rights. All outstanding shares of capital stock of the Company conform, and the Shares when issued will conform, in all material respects to the description thereof in the Registration Statement and the Prospectus and have been, or, when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable, issued in material compliance with all applicable Federal and state securities laws except as would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and not issued in violation of or subject to any preemptive rights or other rights to purchase or subscribe for securities of the Company. No shareholder of the Company has any right which has not been waived or satisfied to require the Company to register the sales of any shares or other securities owned by such shareholder under the Act in the public offering contemplated by this Agreement. Upon delivery of the Shares to be sold by the Company and full payment therefor pursuant to this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, security interests, restrictions on transfer, equities or claims whatsoever, will pass to the Underwriters.

                    (xi) The Company and its subsidiaries have each been duly incorporated and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full corporate power and authority to own, lease and operate their properties and conduct their businesses as described in the Registration Statement; the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company and its subsidiaries taken as a whole to conduct its or their business as described in the Registration Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the following directly or indirectly wholly-owned subsidiaries: Bayside Street, Inc., OHI (Kansas), Inc., OHI (Illinois), Inc., OHI (Florida), Inc., OHI (Clemmons), Inc., OHI (Greensboro), Inc., Sterling Acquisition Corp., Sterling Acquisition Corp. II, OS Leasing, Omega (UK) Limited. The outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim. No options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiaries are outstanding. None of the Company's subsidiaries owns or controls directly or indirectly, any corporation, association or other entity.


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                    (xii)   Ernst & Young, LLP, the accounting firm which has
          certified or reviewed portions of the financial statements filed with the Commission as a part of the Registration Statement, some of which are included in the Prospectus, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations.

                    (xiii) The consolidated financial statements and schedules of the Company and its subsidiaries, including the notes thereto, filed with (through incorporation by reference or otherwise) and as a part of the Registration Statement, are accurate in all material respects and present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectus. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements and pro forma financial statements as the case may be, in the Registration Statement and Prospectus.

                    (xiv) Neither the Company nor any subsidiary is in default with respect to any contract or agreement to which it is a party; provided that this representation shall not apply to defaults which in the aggregate could not materially adversely affect the financial condition or the business of the Company and its subsidiaries taken as a whole.

                    (xv) Neither the Company, any of its subsidiaries or, to the best of the Company's knowledge, any lessee or sublessee of any Property or any portion thereof, is in breach or violation of any provision of its certificate of incorporation or bylaws or any laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Section 13(b) of the 1934 Act, and neither the Company, any of its subsidiaries or, to the best of the Company's knowledge, any lessee or sublessee of any Property or any portion thereof, has failed to obtain, maintain or comply with the terms of any of the material licenses, certificates, permits, franchises, easements, consents, or other governmental authorizations necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which breach, violation or failure would materially adversely affect the business, operations, properties, profits or financial condition of the Company and its subsidiaries taken as a whole.

                    (xvi) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, such patent licenses, trademarks, service marks, trade names and other intellectual property rights as are materially necessary for the conduct of the businesses now operated by them taken as a whole, and neither the Company nor any subsidiary

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          has received any notice from any party of any infringement of or conflict with asserted rights of any other party with respect to any patent licenses, trademarks, service marks, trade names or other intellectual property rights which infringements or violations, singly or in the aggregate, if the same were to be the subject of an unfavorable judicial or governmental decision or ruling against the Company or any of its subsidiaries which is unappealable by the Company or any such subsidiary, would materially adversely affect the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

                    (xvii) Except as described in the Prospectus, to the best of the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of its subsidiaries (or to the best knowledge of the Company, any of their predecessors in interest or any lessee or sublessee of any Property or any portion thereof) at, upon or from any of the property now or previously owned or leased by the Company, any of its subsidiaries or, to the best of the Company's knowledge, any lessee or any sublessee of any Property or any portion thereof, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or failure to take remedial action which would not result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company, any of its subsidiaries or, to the best of the Company's knowledge, any lessee or any sublessee of any Property or any portion thereof, of any solid waste or hazardous substances, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, any material adverse change in the financial condition, results of operation, business or properties of the Company and its subsidiaries taken as a whole. For the purposes of this paragraph, the term "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                    (xviii) No labor disturbance between the Company or any of its subsidiaries and the employees thereof exists or, to the best knowledge of the Company, is imminent which would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    (xix) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause


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          or result in stabilization or manipulation of the price of the
          Company's Common Stock or Preferred Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

                    (xx) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (xxi) The Company and each of its subsidiaries maintain insurance of the types and in the amounts customarily maintained by REITs engaged in activities similar to those of the Company, all of which insurance is in full force and effect.

                    (xxii) The Preferred Stock of the Company is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is approved for trading on the New York Stock Exchange ("NYSE") under the symbol "OHI PrA." The Company has taken no action that was designed to terminate, or that is likely to have the effect of terminating, trading of its Preferred Stock on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such trading.

               (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          5. ADDITIONAL COVENANTS. The Company covenants and agrees with the several Underwriters that:

               (a) If the Registration Statement is not effective under the Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company (i) will prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on the Rules and Regulations or otherwise; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations; and (iii) will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

               (b) The Company will advise the Underwriters promptly, after it has received notice or obtained knowledge thereof, of any comments of the Commission with respect to the Registration Statement, of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threat of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (c) The Company will cooperate with the Underwriters and their counsel in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as they may have designated and will make such applications, file such documents, and furnish such information as may be reasonably necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be reasonably required to continue such qualifications or exemptions in effect for so long a period as the Underwriters may reasonably request.
     The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

               (d) The Company will deliver to, or upon the order of, the Underwriters, without charge from time to time, as many copies of any Preliminary Prospectus (including all documents incorporated by reference therein) as they may reasonably request. The Company will deliver to, or upon the order of, the Underwriters without charge as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented, as they may from time to time reasonably request. The Company consents to the use of such Prospectus by the Underwriters and by all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. The Company will deliver to you at or before the Closing Date two signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith or incorporated by reference therein, and all documents incorporated by reference in the Prospectus, and will deliver to the Underwriters such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as they may reasonably request.

               (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the reasonable judgment of the Company or in your reasonable judgment or in the written opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

               (f) The Company will make generally available to its shareholders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Underwriters in writing when such statement has been so made available.

               (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or national securities market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (g) shall be furnished as soon as practicable after such report, document or information becomes available.

               (h) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus.

               (i) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

               (j) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

               (k) Prior to 30 days after the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent except as otherwise required by law.

               (l) The Company will use its best efforts to obtain approval for, and maintain the quotation of the Shares on, the New York Stock Exchange.

               (m) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization,
     (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (iii) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (iv) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder by the Company to the Underwriters shall be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its covenants and obligations hereunder, and to the additional conditions set forth in this Section 6.

               (a) All filings required by Rule 424 of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

               (b) No person or entity shall have disclosed in writing to the Company or the Underwriters on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the written opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the written opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c)  On the Closing Date (and, if applicable, the Option Closing
     Date), you shall have received the opinion of Argue Pearson Haribson & Myers, LLP counsel for the

Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), substantially to the effect that as of the date hereof:

               (i) The Company and its subsidiaries have been incorporated and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full corporate power and authority to own, lease and operate their properties and conduct their businesses as described in the Registration Statement. The Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company and its subsidiaries taken as a whole to conduct their businesses as described in the Registration Statement. Based solely on such counsel's review of the articles or certificates of incorporation, bylaws, corporate minutes, and such other governing instruments and corporate documents of the Company's subsidiaries as such counsel deemed necessary or advisable for such purpose, the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued and, so far as is known to such counsel, are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim, and are not the subject of any agreement or understanding with any person. No options, warrants or other rights to purchase, agreement or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiaries are outstanding.

               (ii) The Company's authorized capital stock is as set forth under the heading "Capitalization" in the Prospectus. All outstanding shares of Common Stock, par value $.10 of the Company and the Shares conform in all material respects to the description thereof in the Prospectus under the heading "Description of Capital Stock", and the statements in the Prospectus under such caption fairly summarize in all material respects the provisions referred to in the Company's certificate of incorporation, bylaws and the law of the State of Maryland. The form of certificate used to evidence the Shares filed as an exhibit to the Registration Statement has been approved by the Company's Board of Directors, and assuming such certificate is signed by the proper and authorized officers of the Company as required by the law of the State of Maryland will comply as to form with the requirements of such law. The outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of or subject to any preemptive rights or other rights to purchase or subscribe for securities of the Company. The Shares to be sold by the Company have been duly authorized and, when delivered and fully paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the shareholders of the Company have no preemptive rights with respect to the Shares. Except as disclosed in the Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no present commitments, plans or arrangements of the Company at this time to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Upon delivery of the Shares to be sold by the Company and full payment therefor pursuant to this Agreement and registration of the ownership of such Shares by the transfer agent for such Shares, good and valid title to such Shares free and clear of all liens, encumbrances, security interests, restrictions on transfer, equities or claims whatsoever other than those created or granted by this Agreement or by the Underwriters, will pass to the Underwriters.

               (iii) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

               (iv) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of Form S-3 under the Act and the applicable Rules and Regulations (except that such counsel need express no opinion or belief as to numerical, financial and statistical data, financial statements and notes and related schedules thereto). With respect to the documents incorporated by reference in the Prospectus, although such counsel may not have represented the Company at the time such documents were prepared and filed with the Commission and did not review or examine such documents prior to the time such documents were filed with the Commission, such counsel has no reason to believe, without any independent investigation or inquiry on the part of such counsel whatsoever, that on the date such documents were filed with the Commission, such documents did not comply as to form in all material respects with applicable requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion or belief as to numerical financial and statistical data, financial statements and notes and related schedules thereto).

               (v) The descriptions in the Registration Statement and Prospectus of contracts and other documents filed as exhibits to the Registration Statement are accurate in all material respects.

               (vi) To the best knowledge of such counsel, no authorization, approval, consent, order, registration or qualification of or with any court or public, regulatory or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or the 1934 Act or by the NASD, the NYSE or under state laws in connection with the purchase and distribution of the Shares by the Underwriters.

               (vii) The Company has the corporate power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by it to the several Underwriters. The filing of the Registration Statement with the Commission has been duly authorized by the Board of Directors of the Company. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of Section 7 hereof may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not result in a violation of the Company's certificate of incorporation or bylaws or to the best knowledge of such counsel result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any applicable Federal or state statute, or under any indenture, mortgage, deed of trust, note, loan agreement, lease, franchise, license, permit or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or its subsidiaries are subject, or any order, rule or regulation known to such counsel of any court or public, regulatory or governmental agency, authority or body having jurisdiction over the Company or any of its subsidiaries or their properties, except, in the case of any such violation, breach, default, creation or imposition, to such extent as does not materially adversely affect the business of the Company and its subsidiaries taken as a whole.

               (viii) To the best knowledge of such counsel, (A) there are no (individually or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any subsidiary is a party or of which the business or properties of the Company or any subsidiary is the subject which would have a material adverse effect on the business or property of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein, and which are not disclosed in the Registration Statement and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described therein or filed as required; (C) neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency, authority or body which would have a material adverse effect on the business or property of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein; and (D) there are no applicable Federal or state statutes, orders, rules or regulations required to be described in the Registration Statement or Prospectus under the Act, the 1934 Act or applicable state securities laws which are not described therein as required.

               (ix) To the best knowledge of such counsel, the Company and each of its subsidiaries hold all licenses, certificates, permits, franchises, consents, authorizations and approvals from all state and federal regulatory authorities, that are required for the Company and its subsidiaries to conduct their business as described in the Prospectus, except in the case of any such license, certificate, permit, franchise, consent, authorization or approval the loss of which or failure to maintain would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

               (x) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for each of the fiscal years ended December 31, 1992 through December 31, 1996, and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; actual qualification of the Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code.

               (xi) The Company and its subsidiaries are not in violation of their certificates or articles of incorporation and bylaws. To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is in breach of, or in default with respect to, any provisions of any agreement, mortgage, deed of trust, lease, note, agreement, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of the properties thereof may be bound or affected, which breach or default would have a material adverse effect on the business or property of the Company and its subsidiaries taken as a whole or on the Company's ability to consummate the transactions contemplated herein, and the Company and its subsidiaries are in material compliance with all judgments, decrees and orders of any court to which the Company or any of its subsidiaries is subject, except where noncompliance would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

                    (xii) To the knowledge of such counsel, the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (xiii) No holders of securities of the Company have rights which have not been waived or satisfied which would entitle such holders to require the registration of shares of Preferred Stock or other securities as a result of the filing of the Registration Statement by the Company or the offering contemplated hereby.

          Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which time the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel is not opining with respect to and does not assume any responsibility for the accuracy, truthfulness, completeness or fairness of the statements contained in the Registration Statement or Prospectus, such counsel confirms that no facts have come to their attention which have caused them to believe that either (i) the Prospectus or any supplement thereto as of its date (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Registration Statement or any amendment thereto at the time it became effective (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          In rendering the foregoing opinion, such counsel may expressly state that it is qualified to render an opinion only as to matters involving the Federal laws of the United States, the laws of the State of California and may rely as to Maryland law on the opinion of Venable, Baetjer and Howard, LLP and as to all matters of fact upon, among other things, certificates and written statements of officers of the Company and government officials and the representations and warranties of the Company contained herein; provided that such counsel shall state that nothing has come to the attention of such counsel that would reasonably cause such counsel to believe that they and the Underwriters are not justified in relying upon such certificates, statements, representations and warranties.

               (d) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to corporate existence and good standing of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to opine with respect to such matters

               (e) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing
     Date), you shall have received from Ernst & Young LLP a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance reasonably satisfactory to you, providing confirmation that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and the answer to Item 509 of Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and providing a statement similar in substance to the one set forth in Schedule II hereto.

               (f) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change in the financial condition, net worth, business, management, or results of operations of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material or materially adverse as to make it impracticable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

               (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market ("NNM") or the establishing on such exchanges or the NNM by the Commission or by such exchanges or the NNM of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, any calamity or crisis, material change in national, international or world affairs, natural disaster, material change in the international or domestic markets, or material change in the existing financial, political or economic conditions in the United States or elsewhere, or the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (iii) is in your reasonable judgment so material or materially adverse as to make it impracticable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

               (h) As a condition precedent to the several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder by the Company, you shall have received a certificate or certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed on behalf of the Company by the Chairman and by the President and Chief Executive Officer of the Company stating that (i) such party has carefully examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to such party's attention that would lead him to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, or the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such party makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation of: (x) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (y) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (z) the section thereof under the caption "Underwriting" and that (ii) all representations and warranties made herein by the Company are true and correct in all material respects at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein required to be performed by the Company on or prior to such Closing Date have been duly performed in all material respects and (iii) such other matters as you may reasonably request.

               (i) As a condition precedent to the several obligations of the Underwriters to purchase and pay for the Shares being sold hereunder by the Company, the Company shall not have failed, refused, or been unable, on or by the Closing Date (and, if applicable, the Option Closing Date) to have performed in all material respects any agreement on its part required to be performed by it or any of the conditions herein contained and required to be performed or satisfied by it on or by such Closing Date.

               (j) The Shares shall have been approved for trading upon official notice of issuance on the NYSE under the symbol "OHI PrA."

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Bryan Cave LLP, counsel for the several Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

          If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on written notice to the Company.

          7.   INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless each Underwriter and its officers and directors and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, officer, director or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any Preliminary Prospectus, in the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company or based on any information furnished in writing by the Company and filed in any jurisdiction in order to qualify any or all of the Shares under (or obtain exemption from) the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that is: (i) contained in the Registration Statement, such Preliminary Prospectus, the Prospectus, or any such amendment or supplement thereto, or in such Blue Sky Application or such other document and (ii) both relates to and was made in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation of: (x) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (y) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (z) the section thereof under the caption "Underwriting;" and provided, further, that if any Preliminary Prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such statement or omission shall have been corrected in a revised

     Preliminary Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any Underwriter, officer, director or controlling person under this paragraph
     (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter, officer, director or controlling person results from the fact that such Underwriter sold Shares to a person or entity to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised Preliminary Prospectus or Prospectus or amended or supplemented Prospectus.

               (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and, each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that is: (i) contained in the Registration Statement, such Preliminary Prospectus, the Prospectus, or any such amendment or supplement thereto, or in such Blue Sky Application or such other document and (ii) both relates to and was made in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation of: (x) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (y) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (z) the section thereof under the caption "Underwriting;" and each Underwriter will reimburse the Company and each such director, officer and controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

               (c) Any party which proposes to assert the right to be indemnified under this Section 7 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be solely at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events the reasonable fees and expenses of such party to the extent applicable shall be borne by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its prior written consent. Each indemnified party, as a condition of such indemnity, shall furnish such information concerning itself or the claim in question as an indemnifying party may reasonably request in connection with the defense of such claim and shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

               (d) If the indemnification provided for in this Section 7 is for any reason, other than pursuant to the terms hereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and upon the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under paragraphs (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company, and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the aggregate underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company contained in Sections 4, 5, 7 and 11 herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Sections 7 and 11 hereof, and the liability of a defaulting Underwriter, if any, pursuant to Section 9 hereof, shall remain operative and in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any controlling person thereof, the Company or any of its officers, directors or any controlling person thereof, and shall survive delivery of the Shares to the Underwriters hereunder.

          9.  SUBSTITUTION OF UNDERWRITERS.

              (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the written opinion of your counsel may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares and any such substituted person shall be entitled to all of the benefits conferred hereby and shall be subject to all of the obligations of an Underwriter hereunder as if such person had originally been a party to this Agreement.

               (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in paragraph (a) above, the aggregate number of Shares which remains unpurchased does not exceed one tenth of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

               (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in paragraph (a) above, the number of Shares which remains unpurchased exceeds one tenth of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in paragraph (b) above to require the non-defaulting Underwriters to purchase the unpurchased Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10.  EFFECTIVE DATE AND TERMINATION.

               (a) This Agreement shall become effective at 1:00 p.m., St. Louis time, on the first business day following the filing of the final supplement to the Prospectus describing the Shares, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

               (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company; provided, however, that the provisions of this Section 10 and of
     Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this
     Section 10(b) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

               (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 6 hereof required to be satisfied by the Company shall not have been satisfied by the Company in all material respects on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

               (d) This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied by the Company in all material respects at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

          If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company in writing or by telephone or telegram, confirmed by letter.

          11. COSTS AND EXPENSES. The Company will bear and pay the costs, fees and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, to the Underwriters, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof), (d) the registration or qualification (or obtaining exemption therefrom) of the Shares for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of Underwriters' counsel relating to such registration or qualification, (e) the fees payable to the NASD and the Commission in connection with their review of the proposed offering of the Shares, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all initial transfer taxes, if any, (h) all fees and expenses relating to the authorization of the Shares for trading on the NYSE, (i) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares and
(j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, however, that the Underwriters will bear and pay all of the fees and expenses of the Underwriters' counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

          If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

          12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc., at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Douglas D. Rubenstein, facsimile number (314) 955-7387, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at Omega Healthcare Investors, Inc., 905 West Eisenhower Circle, Suite 110, Ann Arbor, MI 48103, Attention: President, facsimile number (313) 996-0020. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company. Any party hereto may change such address or facsimile number for notices by sending to the other parties to this Agreement written notice of a new address or facsimile number for such purpose.

          13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation, partnership or other entity, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation, partnership or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign hereunder by reason merely of such purchase.

          In all dealings with the Company under this Agreement you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, instruction, demand, request, notice or agreement on behalf of the Underwriters, made or given by you on behalf of the Underwriters, as if the same shall have been made or given in writing by all of the Underwriters.

          14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          15. PRONOUNS. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

          16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

          17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written and oral agreements and all contemporaneous oral agreements, undertakings and negotiations with respect to the subject matter hereof. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and by you or, in the case of a waiver, by the party waiving compliance.

          18. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri without giving effect to the provisions thereof regarding the choice of law.

          If the foregoing is in accordance with your understanding, please so indicate in the space provided below for such purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.


                                          Omega Healthcare Investors, Inc.

                                      By: ________________________________

                                      Name: ______________________________

                                      Title: _______________________________

Accepted in St. Louis,
Missouri as of the date
first above written, on
behalf of ourselves and each
of the several Underwriters
named in Schedule I hereto.

A.G. EDWARDS & SONS, INC.,
  As Representative for the Several Underwriters

By:____________________________________

Name: Douglas D. Rubenstein
Title: Vice President

                                   SCHEDULE I



Name                                               Number of Shares

A.G. Edwards & Sons, Inc...................           666,668

Cowen & Company                                       666,666

EVEREN Securities, Inc.                               666,666

         Total.............................         2,000,000
                                                    =========

                                  SCHEDULE II



          Pursuant to Section 6(g) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters substantially to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations thereunder.

              (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-3, and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial data, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company and its subsidiaries for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representative of the Underwriters (the "Representative").

               (iii) On the basis of a reading of the unaudited financial statements, pro forma financial statements and other information contained in the Prospectus, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) any of the above unaudited financial statements or other information contained in the Prospectus do not comply as to form with the accounting requirements of the Rules and Regulations or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements;

                    (B) as of a specified date not more than two days prior to the date of such letter, there have been any changes in the capital stock or any increase in the indebtedness of the Company and its subsidiaries, or any increases or decreases in net current assets or net assets or any changes in any other items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

               (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (B) above there were any decreases in revenues or the total or per share amounts of net income, or any other changes in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

          (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.









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